                                                                  EXHIBIT 1



                    UNDERWRITING AGREEMENT


               Gray Communications Systems, Inc.

                         $150,000,000

                % Senior Subordinated Notes due 2006


                                             September   , 1996

J.P. MORGAN SECURITIES INC.
ALLEN & COMPANY INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
  c/o J.P. Morgan Securities Inc.
  60 Wall Street
  New York, New York  10260

Ladies and Gentlemen:

          Gray Communications Systems, Inc., a Georgia
corporation (the "Company"), proposes to issue and sell to the underwriters listed on Schedule I hereto (collectively, the "Underwriters") $150,000,000 aggregate principal amount of its
    % Senior Subordinated Notes due 2006 (the "Notes"). The Notes will be issued pursuant to the provisions of an
Indenture to be dated as of September   , 1996 (the
"Indenture") among the Company, the Guarantors (as hereinafter defined) and Bankers Trust Company, as Trustee (the "Trustee"). The Notes will be unconditionally guaranteed, jointly and severally, on a senior subordinated unsecured basis initially by the subsidiaries of the Company listed on
Schedule II hereto (each a "Guarantor" and collectively the "Guarantors"). Such guarantees are hereinafter referred to as the "Guarantees," and the Notes and the Guarantees are hereinafter referred to as the "Securities." The Company and the Guarantors are collectively referred to herein as the "Registrants."

          The Registrants have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (File No. 333-4338), including a prospectus, relating to the Securities. The registration statement as amended at the time when it shall become effective, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to

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                                      -2-

Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement," and the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus."

            In connection with the offering of the Securities, the Company is (i) offering 3,500,000 shares of its Class B Common Stock, no par value (the "Class B Common Stock") (the "Concurrent Public Offering"), (ii) issuing $10 million liquidation preference of its Series A preferred stock (the "Series A Preferred Stock") in exchange for its outstanding $10 million principal amount 8% subordinated note (the "Preferred Stock Exchange"), (iii) issuing $10 million liquidation preference of its Series B preferred stock (the "Series B Preferred Stock"), together with warrants (the "Warrants") to purchase up to 500,000 shares of the Company's Class A Common Stock, no par value (the "Class A Common Stock"), for gross cash proceeds of $10 million (the "Preferred Stock Sale"), (iv) repaying outstanding indebtedness under its $25 million principal amount senior note due 2003, together with accrued interest thereon and a prepayment fee, (v) repaying approximately $49.5 million aggregate principal amount outstanding under its existing senior secured bank credit facility and (vi) entering into a new senior secured bank credit facility (the "Senior Credit Facility").

            The Company is a party to that certain Asset
Purchase Agreement, dated as of December 15, 1996 and amended as of March 15, 1996, with Media Acquisition Partners, L.P. ("MAP") (the "Asset Purchase Agreement"), and MAP is a party to that certain Stock Purchase Agreement, dated as of December 15, 1995, with John H. Phipps, Inc. and the holders of common stock of John H. Phipps, Inc. (the "Phipps Signatories") (the "Stock Purchase Agreement").

            The Company hereby agrees with each Underwriter as follows:

            1. The Company hereby agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in

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                                      -3-

Schedule I hereto at a price equal to       % of the principal
amount of the Notes.

            2.    The Company understands that the
Underwriters intend (i) to make a public offering of the Securities as soon as they deem advisable after the Registration Statement and this Agreement have become effective and the Indenture has been qualified under the Trust
Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act") and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

            3.    Payment for the Securities shall be made to
the Company or to its order by wire transfer of same day funds
(less the cost to J.P. Morgan Securities, Inc. of obtaining such same day funds, if any) to an account which shall be specified in writing by the Company at least one full Business Day prior to the Closing Date at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York City time, on
September   , 1996, or at such other time on the same or such
other date, not later than the fifth Business Day thereafter, as the Underwriters and the Company may agree upon in writing. The time and date of such payment for the Securities are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

            Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the account of J.P. Morgan Securities Inc., at The Depository Trust Company, on behalf of the Underwriters, of one or more global certificates for the Securities to be purchased on such date registered in such names and in such denominations as the Underwriters shall request in writing not later than two Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The certificates for the Securities will be made available for inspection by the Underwriters in New York, New York not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

            4.    Each of the Registrants, jointly and
severally, represents and warrants as to itself and the Company represents as to itself and the Guarantors to each of the Underwriters that:

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                                      -4-


            (a) no order preventing or suspending the use of any preliminary prospectus filed as part of the Registration Statement has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement, as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to any Registrant in writing by such Underwriter expressly for use therein;

            (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of any Registrant, threatened by the Commission; and the Registration Statement and the Prospectus (as amended or supplemented if the Registrants shall have furnished any amendments or supplements thereto) comply, and will comply as of the Closing Date, in all material respects with the Securities Act and the Trust Indenture
      Act and do not, and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement, the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to any Registrant in writing by such Underwriter expressly for use therein or to the Statement of


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                                      -5-

      Eligibility on Form T-1 of the Trustee under the Trust
      Indenture Act filed as an exhibit to the Registration
      Statement;

            (c) the Company has not (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale or resale of the Notes or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company;

            (d) the audited financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of each of (i) the Company and its subsidiaries, (ii) the Augusta Business (as defined in the Registration Statement) and (iii) the Phipps Business (as defined in the Registration Statement), and the results of their respective operations and the changes in their respective consolidated cash flows as of the dates and for the periods indicated, and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; the financial statement schedules included in the Registration Statement include all the information required to be stated therein; the summary and selected financial and related statistical data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein; Ernst & Young LLP, whose reports on the audited financial statements of the Company and its subsidiaries, the Augusta Business with respect to the year ended December 31, 1995 and the Phipps Business are included in the Registration Statement and the Prospectus, are independent accountants with respect to the Company and its subsidiaries, the Augusta Business and the Phipps Business as required by the Securities Act; and Deloitte & Touche (together with Ernst & Young LLP, the "Independent Auditors"), whose report on the audited financial statements of the Augusta Business with respect to the years ended December 31, 1993


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                                      -6-


      and December 31, 1994 is included in the Registration
      Statement and the Prospectus, are independent accountants with respect to the Augusta Business as required by the Securities Act;

            (e) the pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Prospectus and Registration Statement (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the Company believes that the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Prospectus and Registration Statement are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

            (f) the Company has no subsidiaries other than those subsidiaries (the "Subsidiaries") listed on Schedule II hereto and all of the Subsidiaries are Guarantors;
      WALB-TV, Inc., WJHG-TV, Inc., Gray Kentucky Television,
      Inc., KTVE, Inc. and WRDW-TV, Inc. are collectively referred to herein as the "Broadcast Subsidiaries";

            (g) except as set forth in the Prospectus with respect to the outstanding stock of the Subsidiaries pledged pursuant to the Existing Credit Facility (as defined in the Prospectus) and the Senior Credit Facility, the Company beneficially owns, directly or indirectly, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance, all of the outstanding capital stock of the Subsidiaries; all of the outstanding capital stock of the Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable;

            (h)   since the respective dates as of which
      information is given in the Registration Statement and the Prospectus, there has not been (A) any change in the Company's issued capital stock, warrants or options except pursuant to (i) the terms of the instruments governing the same, (ii) the exercise of such options or warrants,
      (iii) the issuance of certain options and (iv) the



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                                      -7-


      arrangements relating to the Concurrent Public Offering, the Preferred Stock Exchange and the Preferred Stock Sale, or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, financial position, stockholder's equity or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Change");

            (i)   since the respective dates as of which
      information is given in the Registration Statement and the Prospectus, and except as disclosed therein, (i) there have been no transactions entered into by the Company or by any of the Subsidiaries, including those entered into in the ordinary course of business, which are material to the Company and the Subsidiaries taken as a whole; and
      (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than regular quarterly dividends on the Class A Common Stock);

            (j) each of the Company and the Subsidiaries has been duly incorporated under the laws of its jurisdiction of incorporation; each of the Company and the Subsidiaries is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, prospects, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect");

            (k) this Agreement has been duly authorized, executed and delivered by each of the Registrants;

            (l) the execution and delivery of the Indenture has been duly and validly authorized by the Company and each of the Guarantors and the Indenture has been qualified under the Trust Indenture Act and, when executed and



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                                      -8-


      delivered by the Company and each of the Guarantors (assuming due authorization, execution and delivery thereof by the Trustee), the Indenture will constitute a legal, valid and binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

            (m) the Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each Guarantor, in each case enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;

            (n) the execution and delivery of the Senior Credit Facility has been duly and validly authorized by the Company and each of the Guarantors a party thereto and, when executed and delivered by the Company and each of the Guarantors a party thereto (assuming due authorization, execution and delivery by the other parties thereto), the Senior Credit Facility will constitute a legal, valid and binding agreement of the Company and each of the Guarantors a party thereto enforceable against the Company and each of such Guarantors in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;


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                                      -9-


            (o) the shareholders of the Company have approved each of the matters voted on at the Company's Annual
      Meeting of Shareholders as set forth in the Company's proxy statement dated August 14, 1996;

            (p) the execution and delivery by the Company and each of the Guarantors of, and the performance by the Company and each of the Guarantors of all of the provisions of their respective obligations under, this Agreement, the Indenture, the Securities (including the Guarantees) and the Senior Credit Facility, and by the Company of the Preferred Stock Exchange, the Asset
      Purchase Agreement and the consummation by the Company and each of the Guarantors of the transactions contemplated herein and in the Indenture, and the issuance and sale by the Company of the Class B Common Stock in the Concurrent Public Offering, the Series A Preferred Stock in the Preferred Stock Exchange and the Series B Preferred Stock and Warrants in the Preferred Stock Sale, (i) have been duly authorized by all necessary corporate action on the part of the Company and each of the Guarantors (to the extent a party thereto), (ii) do not and will not result in any violation of the Articles of Incorporation (or other applicable charter document) or any shareholder's agreement or the By-laws of the Company or any Guarantor (to the extent a party thereto), (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or of any Guarantor under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument to which the Company or any such Guarantor (to the extent a party thereto) is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject,
      (B) (assuming, in the case of the offer and sale of the Securities, compliance with all applicable state securities or "Blue Sky" laws) any law or statute, rule or regulation applicable to the Company or any of the Guarantors (to the extent a party thereto) or any of their respective properties or assets (including, without limitation, the Communications Act of 1934, as amended (the



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                                      -10-


      "Communications Act"), the Telecommunications Act of
      1996 (the "Telecommunications Act") and the rules and regulations of the Federal Communications Commission (the "FCC") thereunder) or (C) any judgment, order or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any such Guarantor (to the extent a party thereto) or any of their respective properties or assets and (iv) do not and will not result in the termination or revocation of any of the permits, licenses, approvals, orders, certificates, franchises or authorizations of governmental or regulatory authorities, including those relating to the Communications Act, the Telecommunications Act or the rules and regulations of the FCC, owned or held by the Company or any of the Subsidiaries or the Phipps Signatories (collectively the "FCC Licenses") or result in any other material impairment of the rights of the holder of such FCC License (except that upon consummation of the Asset Purchase Agreement, any FCC Licenses held by the Phipps Signatories shall be transferred to the Company or a Subsidiary);

            (q) the Company, the Subsidiaries and the Phipps Signatories have good and marketable title in fee simple to all items of real property and good title to all personal property owned by them that is material to the business of the Company and its Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company, the Subsidiaries and the Phipps Business that are material to the business of the Company and its Subsidiaries taken as a whole are held by them under valid, existing and enforceable leases (against the Company or its subsidiary that is a party thereto) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and the Subsidiaries; each of the Phipps Signatories and MAP has duly authorized, executed and delivered the Asset Purchase Agreement and the Stock Purchase Agreement to which each is a party and each such agreement is a legal, valid and binding agreement of each such entity party thereto;

            (r) no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency (including, without limitation, the FCC), body or court, domestic or foreign, or third party is required for the valid authorization, issuance, sale and delivery of the Securities (including the Guarantees), the Class B Common Stock in the Concurrent Public Offering, the Series A Preferred Stock in the Preferred Stock Exchange and the Series B Preferred Stock and Warrants in the Preferred Stock Sale, or the performance by the Company or any Guarantor of all of its respective obligations under this Agreement, the Indenture, the Securities (including the Guarantees), the Senior Credit Facility and the Asset Purchase Agreement, or the consummation by the Company and each of the Guarantors of the transactions contemplated by this Agreement (other than (i) in the case of the Asset Purchase Agreement, as may be required under the Communications Act, the Telecommunications Act or the rules and regulations of the FCC, or (ii) in the case of the offering of the Securities and the Concurrent Public Offering, as has been or, if the respective registration statement has not been declared effective, will be obtained prior to the Closing Date under the Securities Act or the Trust Indenture Act or as may be required under the securities or Blue Sky laws of the various states of the United States of America and other jurisdictions where qualification or registration of the Securities or the Class B Common Stock may be required);

            (s) neither the Company nor any of the Subsidiaries is (i) in violation of its Articles of Incorporation (or other applicable charter document) or By-laws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets (including, without limitation, the Communications Act, the Telecommunications Act and the rules and regulations of the FCC thereunder), except for any such violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Company or any Guarantor is a party or by which any of them may be bound or to which any of their properties or assets may be subject, except for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

            (t) except as set forth in the Prospectus under "Risk Factors -- FCC Divestiture Requirement," "Business--Federal Regulation of the Company's Business" and "Legal Proceedings," there are no legal or governmental proceedings pending or, to the knowledge of any Registrant, threatened to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries or the Phipps Business is or may be the subject which, if determined adversely to the Company or any of the Subsidiaries or any other person, could individually or in the aggregate be expected to have a Material Adverse Effect and, to the best knowledge of each Registrant, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (u) there are no legal or governmental proceedings or contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not described, referred to or filed as required and the descriptions of any legal or governmental proceedings or contracts or documents fairly summarize in all material respects such legal or regulatory proceedings, contracts or documents;

            (v) each of the Company and the Subsidiaries and the Phipps Signatories owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, the FCC), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate the properties and to carry on the business of the Company and its Subsidiaries after giving effect to the Phipps Acquisition (as defined in the Registration
      Statement) and each of them is in full force and effect, except in each case as otherwise disclosed in the Registration Statement or where the failure to obtain licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings, would not, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or the Subsidiaries, MAP or the Phipps Signatories has received any notice relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

            (w) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Securities or by reason of the filing of the registration statement relating to the Concurrent Public Offering;

            (x) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and, except as described in the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or in any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

            (y) there are no labor disputes or negotiations with employees of the Company or any of the Subsidiaries which could have, individually or in the aggregate, a Material
      Adverse Effect;

            (z) the Company and the Subsidiaries are in compliance with, and not subject to any liability under, all applicable federal, state, local and foreign laws, regulations, rules, codes, ordinances, directives, and orders relating to pollution or to protection of public or employee health or safety or to the environment, including, without limitation, those that relate to any Hazardous Material (as hereinafter defined) ("Environmental Laws"), except, in each case, where noncompliance or liability, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means any pollutant, contaminant or waste, or any hazardous, dangerous, or toxic chemical, material, waste, substance or constituent subject to regulation under any Environmental Law;

            (aa) the fair salable value of the assets of each Registrant exceeds the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; the assets of each of the Registrants do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; each Registrant does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature; upon the issuance of the Securities, the fair salable value of the assets of each of the Registrants will exceed the amount that will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they mature; and upon the issuance of the Securities, the assets of each of the Registrants will not constitute unreasonably small capital to carry out its business as now conducted or as proposed to be conducted;

            (ab) each of the Company and the Subsidiaries owns or legally possesses the patents, patent licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") employed by it in connection with the business conducted by it as of the date hereof, except to the extent that the failure to own or legally possess, any such Intellectual Property would not have, individually or in the aggregate, a Material Adverse
      Effect, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property;

            (ac) none of the Company or the Guarantors has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income
      Security Act of 1974, as amended ("ERISA"), to which the Company or any Guarantor makes or ever has made a contribution and in which any employee of the Company or any Guarantor is or has ever been a participant. With respect to such plans, the Company and each Guarantor is in compliance in all material respects with all applicable provisions of ERISA;

            (ad) the affiliation agreement between each of the Broadcast Subsidiaries or each Phipps Signatory that owns a television broadcast station included in the Phipps Business, on the one hand, and NBC or CBS, as the case may be, on the other hand, has been duly authorized, executed and delivered by each of the Broadcast Subsidiaries and are the valid and legally binding obligations of the respective parties thereto; the description of the affiliation agreements in the Prospectus and Registration Statement under the caption "Business -- Network Affiliation of the Stations" fairly summarizes in all material respects such agreements;

            (ae) the Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or any "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940; and

            (af) the Trustee, on behalf of the holders of the Notes, on the Closing Date and after the deposit with the Trustee of the net proceeds of the offering of the Notes and such other amounts as are required by the Indenture (the "Trust Funds"), will have a valid first priority perfected security interest in the Trust Funds.

            5. The Registrants, jointly and severally, covenant and agree with each Underwriter as follows:

            (a) to use their respective best efforts to cause the Registration Statement to become effective (if the Registration Statement shall not have been declared effective prior to the execution hereof) at the earliest possible time and, if required, to file the Prospectus with the Commission in the manner and within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act;

            (b)   to deliver, at the expense of the Registrants,
      (i) four conformed copies of the Registration Statement (as originally filed) and each amendment thereto, including exhibits, to the Underwriters, and (ii) during the period mentioned in Section 5(e), to each of the

      Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Underwriters may reasonably request;

            (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Underwriters and their counsel a copy of the proposed amendment or supplement for review within a reasonable time prior to the proposed filing thereof and not to file any such proposed amendment or supplement to which the Underwriters or their counsel reasonably object;

            (d) to advise the Underwriters promptly, and to confirm such advice in writing, (i) when the Registration Statement shall become effective, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or to the best of the Company's knowledge threatening of any proceeding for that purpose and (v) of the receipt by any Registrant of any notification with respect to any suspension of the qualification of the Securities (including any Guarantee) for offer and sale in any jurisdiction or the initiation or to the best of the Company's knowledge threatening of any proceeding for such purpose; and to use their respective best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain promptly the withdrawal thereof;

           (e) if, during such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or any dealer, any event shall occur which is known to any of the Registrants or information shall become known to any of the Registrants as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to, at the sole expense of the Registrants, prepare and, subject to Section 5(c) above, file with the Commission, and furnish to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Registrants) to which Securities may have been sold by the Underwriters and to any other dealers upon request such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances at the time the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

      (f) (i) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and (ii) to pay all fees and expenses (including fees and disbursements of counsel for the Underwriters) incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Underwriters may designate; provided that no Registrant shall be required to file a general consent to service of process or to qualify as a foreign corporation in any jurisdiction;

      (g) to make generally available to the Registrants' security holders, and to the Underwriters as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Registrants occurring after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

      (h) so long as the Securities are outstanding, to furnish to the Underwriters copies of all reports or other communications (financial or other) required to be furnished to holders of the Securities, and copies of any reports and financial statements required to be furnished to or filed with the Commission or any national securities exchange;

            (i) to pay all costs and expenses incident to the performance of its obligations hereunder, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities (including any expenses of the Trustee and the Trustee's counsel), (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including fees and disbursements of Cahill Gordon & Reindel, counsel for the Underwriters, in connection with such registration or qualification), (iv) relating to any filing with, and determination of the fairness of the underwriting terms and arrangements by, the National Association of Securities Dealers, Inc.
      in connection with the offering of the Securities, (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, all other agreements relating to underwriting arrangements, Blue Sky Memoranda, any legal investment surveys and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, and (vi) payable to rating agencies in connection with the rating of the Securities;

            (j) the Company will not (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Notes or
      (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company;

            (k) to use the net proceeds of the offering of Securities as set forth in the Registration Statement and the

      Prospectus under the caption "The Phipps Acquisition, the KTVE Sale and the Financing -- Sources and Uses of Funds for the Phipps Acquisition, the KTVE Sale and the Financing"; and

            (l) to comply with the special redemption provisions of the Indenture in the event the Phipps Acquisition shall not have been consummated on or prior to December 23, 1996.

            6. The several obligations of the Underwriters hereunder to purchase the Securities are subject to the performance by the Registrants of their obligations hereunder and to the following additional conditions:

            (a) if the Registration Statement has not been declared effective prior to the execution and delivery hereof, the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or to the knowledge of the Company threatened by the Commission; and any requests for additional information shall have been complied with to the reasonable satisfaction of the Underwriters;

            (b) each of the representations and warranties of the Registrants contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date, and the Registrants shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

            (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by any of the Registrants by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

            (d) since the respective dates as of which information is given in the Prospectus, there shall not have been any Material Adverse Change, otherwise than as set forth in the Prospectus, the effect of which in the sole judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

            (e) the Underwriters shall have received on and as of the Closing Date a certificate, addressed to the Underwriters and dated the Closing Date, of an executive officer of the Company satisfactory to the Underwriters to the effect set forth in subsections (a) through (c) of this Section 6 and to the further effect that since the respective dates as of which information is given in the Prospectus there has not occurred any Material Adverse Change, otherwise than as set forth in the Prospectus;

            (f) the Underwriters shall have received on the Closing Date a signed opinion of Heyman & Sizemore, counsel for the Company, in form and substance satisfactory to Cahill Gordon & Reindel, counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

                 (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                (iii) each Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                 (iv) the authorized capital stock of the Company is as set forth in the Registration Statement and the Prospectus;

                  (v) all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and are owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, voting trusts, defects, equities or claims of any nature whatsoever. Other than the Subsidiaries listed on Schedule II hereto, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                 (vi)  Neither the Company nor any of the Subsidiaries is
            (A) in violation of its charter or by-laws or (B) in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties, except for violations and defaults which individually or in the aggregate would not have a Material
            Adverse Effect;

                (vii) the shareholders of the Company have approved each of the matters voted on at the Company's Annual Meeting of Shareholders as set forth in the Company's proxy statement dated August 14, 1996;

               (viii) the Indenture has been duly and validly authorized, executed and delivered by the Company, KTVE, Inc. and each of the Guarantors that is a Georgia corporation, as listed on a schedule to such opinion (collectively, the "Georgia Guarantors");

                 (ix) the Notes have been duly authorized by the Company and the Guarantees have been duly authorized by KTVE, Inc. and each of the Georgia Guarantors;

                  (x) the execution and delivery by the Company, KTVE, Inc. and each of the Georgia Guarantors of, and the performance by the Company, KTVE, Inc. and each of the Georgia Guarantors of all of the provisions of their respective obligations under, this Agreement, the Indenture, the Securities (including the Guarantees), the Senior Credit Facility, the Preferred Stock Exchange and the Asset Purchase Agreement and the consummation by the Company, KTVE, Inc. and each of the Georgia Guarantors of the transactions herein and therein contemplated, and the issuance and sale by the Company of the Class B Common Stock in the Concurrent Public Offering, the Series A Preferred Stock in the Preferred Stock Exchange and the Series B Preferred Stock and Warrants in the Preferred Stock Sale, (i) have been duly authorized by all necessary corporate action on the part of the Company, KTVE, Inc. and each of the Georgia Guarantors (to the extent a party thereto), (ii) do not and will not result in any violation of the Articles of Incorporation or the By-laws of the Company, KTVE, Inc. or any Georgia Guarantor and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, KTVE, Inc. or any Georgia Guarantor under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument known to such counsel to which the Company, KTVE, Inc. or any such Georgia Guarantor is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) any applicable law or statute, rule or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree known to such counsel of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company, KTVE, Inc. or any such Georgia Guarantor or any of their respective properties or assets; and

                 (xi) the execution and delivery of the Senior Credit Facility has been duly and validly authorized by the Company, KTVE, Inc. and the Georgia Guarantors party thereto, and the Senior Credit Facility has been duly executed and delivered by the Company, KTVE, Inc. and the Georgia Guarantors party thereto;

            (g) the Underwriters shall have received on the Closing Date a signed opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel for the Company, in form and substance satisfactory to Cahill Gordon & Reindel, counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, to the effect that:

                  (i) the Indenture has been duly and validly authorized, executed and delivered by each Guarantor that is a Delaware corporation, as listed on a schedule to such opinion (collectively, the "Delaware Guarantors") and assuming due authorization, execution and delivery of the Indenture by the Company, the Georgia Guarantors and the Trustee, the Indenture is a legal, valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is considered in a proceeding in equity or at law);

                 (ii) the Guarantees have been duly authorized by the Delaware Guarantors, and assuming due authorization of the Notes by the Company and of the Guarantees by KTVE, Inc. and the Georgia Guarantors, when the Notes and the Guarantees are executed and authenticated in accordance with the respective terms of the Indenture and delivered to and paid for by the Underwriters, the Notes will constitute legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of the Guarantors, in each case enforceable in accordance with their respective terms, except that the enforcement thereof may be subject to (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is considered in a proceeding in equity or at law);

                (iii) the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

                 (iv) this Agreement has been duly authorized, executed and delivered by each of the Delaware Guarantors;

                  (v) other than as set forth in the Prospectus, to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries or the Phipps Business is or may be a party or to which any property of the Company or the Subsidiaries or the Phipps Business is or may be the subject which, if determined adversely, could individually or in the aggregate be expected to have a Material Adverse Effect; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described or referred to in the Registration Statement or the Prospectus which are not filed, referred to or described as required;

                 (vi) the execution and delivery by the Delaware Guarantors of, and the performance by each of the Delaware Guarantors of all of the provisions of its respective obligations under, this Agreement, the Indenture, the Guarantees and the Senior Credit Facility and the consummation by each of the Delaware Guarantors of the transactions herein and therein contemplated (i) have been duly authorized by all necessary corporate action on the part of each of the Delaware Guarantors (to the extent a party thereto),
            (ii) do not and will not result in any violation of the Certificate of Incorporation or the By-laws of any Delaware Guarantor and (iii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness or the purchase of any capital stock under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of any Delaware Guarantor under, (A) any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement or other agreement or instrument known to such counsel to which any such Delaware Guarantor is a party or by which any of them may be bound or to which any of their respective properties or assets may be subject, (B) any applicable law or statute or regulation (other than the securities or Blue Sky laws of the various states of the United States of America) or (C) any judgment, order or decree known to such counsel of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over any such Delaware Guarantor or any of their respective properties or assets;

                (vii) the execution and delivery of the Senior Credit Facility has been duly and validly authorized by the Delaware Guarantors party thereto, and the Senior Credit Facility has been duly executed and delivered by each of the Delaware Guarantors party thereto and, assuming due authorization, execution and delivery thereof by the other parties thereto, is a legal, valid and binding agreement of the Delaware Guarantors party thereto enforceable against such Delaware Guarantors in accordance with its terms, except that the enforcement thereof may be subject to
            (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is considered in a proceeding in equity or at law);

               (viii) no authorization, approval, consent, order, registration, qualification or license of, or filing with, any government, governmental instrumentality, agency, body or court, domestic or foreign, or third party (other than as have been obtained under the Securities Act or the Trust Indenture Act or as may be required under the securities or Blue Sky laws of the various states of the United States of America) is required for the valid authorization, issuance, sale and delivery of the Securities (including the Guarantees), the Class B Common Stock in the Concurrent Public Offering, the Series A Preferred Stock in the Preferred Stock Exchange and the Series B Preferred Stock and Warrants in the Preferred Stock Sale, or the performance by the Company and each of the Guarantors of all of their obligations under this Agreement, the Indenture, the Securities (including the Guarantees), the Senior Credit Facility, the Asset Purchase Agreement and the Asset Sale Agreement, or the consummation by the Company and each of the Guarantors of the transactions contemplated by this Agreement;

                 (ix) the Registration Statement has been declared effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and, to such counsel's knowledge, no proceeding for that purpose has been instituted or threatened by the Commission; the Indenture has been duly qualified under the Trust Indenture Act; any required filing of the Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in a manner and within the time period required by Rule 424(b);

                  (x) the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act; (xi) the Trustee, on behalf of the holders of the Notes, on the Closing Date and after the deposit with the Trustee of the the Trust Funds, will have a valid perfected security interest in the Trust Funds; and

                (xii) the Company is not, and will not be as a result of the consummation of any of the transactions contemplated by this Agreement, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

            At the time the foregoing opinion is delivered, Proskauer Rose Goetz & Mendelsohn LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent auditors for each of the Company, the Augusta Business and the Phipps Business, and representatives of the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and Registration Statement (except to the extent specified in Section 6(g)(iii)), no facts have come to its attention which lead it to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need not express an opinion with respect to the financial statements and the other financial and statistical data included in or omitted from the Registration Statement and the Prospectus);

            Such counsel shall not be required to render any of the foregoing opinions or advice with respect to any matter covered by the Communications Act, the Telecommunications Act or the rules or regulations promulgated thereunder or any other FCC matters.

            (h) on the Closing Date, the Underwriters shall have received the opinion of Robert A. Beizer, Esq., Vice President for Law and Development and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) the execution and delivery by each of the Company, the Licensees (as defined below) and the Broadcast Subsidiaries of, and the performance by each of the Company and the Broadcast Subsidiaries of its obligations under, the Senior Credit Facility, the Asset Sale Agreement, this Agreement, the Indenture, the Notes and the Guarantees, as applicable, did not or will not result in a violation of the Communications Act, the Telecommunications Act or any order, rule or regulation of the FCC, and do not and will not cause any forfeiture or impairment by or before the FCC of any FCC license, permit or authorization of any of the Broadcast Subsidiaries;

                 (ii) no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Act, the Telecommunications Act or the rules and regulations of the FCC for the execution and delivery by each of the Company and the Broadcast Subsidiaries of, and the performance by each of the Company and the Broadcast Subsidiaries of its obligations under, the Senior Credit Facility, this Agreement, the Indenture, the Notes and the Guarantees, as applicable;

                (iii) WALB Licensee Corp., WJHG Licensee Corp., WRDW Licensee Corp., WYMT Licensee Corp., WKYT Licensee Corp. and certain of the Phipps Signatories

            (collectively, the "Licensees") are the holders of the FCC Licenses listed in an attachment to such opinion, all of which are validly issued by the FCC and in full force and effect with no material restrictions or qualifications other than as described in the Prospectus and Registration Statement, and such FCC Licenses constitute all of the FCC Licenses necessary for the Company and the Licensees to own their properties and to conduct their businesses as proposed to be owned and conducted after giving effect to the Phipps Acquisition in the manner and to the full extent now operated or proposed to be operated as described in the Prospectus and Registration Statement;

                 (iv) to the best of such counsel's knowledge, the business and operations of the Company and the Licensees comply in all material respects with the Communications Act, the Telecommunications Act and all published orders, rules and regulations of the FCC;

                  (v) such counsel does not know of (A) any proceedings threatened, pending or contemplated before the FCC against or involving the properties, businesses or FCC Licenses of the Company and the Licensees, or (B) any communications laws or regulations of the United States applicable to such properties, businesses or FCC Licenses, which in either case could have a Material Adverse Effect;

                 (vi) to the best of such counsel's knowledge, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any of the FCC Licenses, assuming the filing of timely license renewal applications and the timely payment of all applicable filing and regulatory fees to the FCC, or which might result in any other material impairment of the rights of the Company or the Licensees in the FCC Licenses; and

                (vii) the statements in the Registration Statement and Prospectus under the captions "Risk Factors -- Consummation of the Phipps Acquisition Prior to Final FCC Approval," "-- FCC Divestiture Requirement," "-- Competitive Nature of and Risk of Changes in the Television Industry," "-- Regulatory Matters" and "Business--Federal Regulation of the Company's Business" (together, the "Regulatory Sections") insofar as such statements constitute summaries of legal or regulatory matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal or regulatory matters, documents and proceedings and fairly summarize the matters referred to therein;

            At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in the preparation of the text included in the Regulatory Sections in the Registration Statement and Prospectus and has met with officers and other representatives of the Company and the Guarantors and representatives of counsel to the Company, the Underwriters and counsel to the Underwriters, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in Section 6(h)(vii)), no facts have come to its attention which lead it to believe that the text contained in the Regulatory Sections of the Registration Statement as of its effective date contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the text contained in the Regulatory Sections of the Prospectus as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express an opinion with respect to the financial statements and the other financial and statistical data included in or omitted from the Registration Statement and the Prospectus;

            (i) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment, if any, to the Registration Statement and also on the Closing Date, each of the Independent Auditors shall have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus;

            (j) the Underwriters shall have received on and as of the Closing Date an opinion dated the Closing Date of Cahill Gordon & Reindel, counsel to the Underwriters, addressed to the Underwriters and in form and substance satisfactory to the Underwriters with respect to the validity of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (k) on or prior to the Closing Date the Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters or their counsel, Cahill Gordon & Reindel, shall reasonably request;

            (l) on or prior to the Closing Date the Senior Credit Facility shall have been executed and delivered by each of the parties thereto and all conditions precedent to the initial funding under the Senior Credit Facility, other than the consummation of each of the Phipps Acquisition, the offering contemplated hereby and the Concurrent Public Offering, shall have been satisfied or waived;

            (m) on or prior to the Closing Date all conditions precedent to the closing of each of the Concurrent Public Offering, the Preferred Stock Exchange and the Preferred Stock Sale shall have been satisfied or waived and the Concurrent Public Offering, the Preferred Stock Exchange and the Preferred Stock Sale shall have been consummated on the Closing Date concurrent with the closing hereunder relating to the Securities; and

            (n) the Trust Funds shall have been deposited with the Trustee in accordance with the terms of the Indenture on the Closing Date.

            7. The Registrants, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the

Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to any Registrant in writing by such Underwriter expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Notes, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Registrants, each of their directors, each of their officers who signed the Registration Statement and each person who controls any of the Registrants within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Registrants to each Underwriter, but only with reference to information relating to such Underwriter furnished to any Registrant in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus. For purposes of this Section 7 and Section 4(a) and 4(b) hereof, the only written information furnished by the Underwriters to any Registrant expressly for use in the Registration Statement and the Prospectus is the information in the last paragraph on the cover page of the

Prospectus, and the first paragraph preceding and following the table in the section titled "Underwriting" in the Prospectus.

            If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person after receipt of written notices from the Indemnified Party requesting indemnification and the retention of counsel has failed within a reasonable time to retain counsel satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for any of the Registrants, each director of the Registrants, each officer of the Registrants who signed the Registration Statement and such control persons of the Registrants shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional written release, in form and substance satisfactory to the Indemnified Person, of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

            If the indemnification provided for in the first and second paragraphs of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Registrants on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Registrants on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Registrants on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Registrants on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Registrants or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Registrants and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities set forth opposite their names in Schedule I hereto, and not joint.

            The indemnity and contribution agreements contained in this
Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

            The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Registrants as set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any Registrant, officer or director of any Registrant or any other person controlling any Registrant and (iii) acceptance of and payment for any of the Securities.

            8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the

Underwriters, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or the Chicago Board Options Exchange, (ii) trading of any securities of or guaranteed by any of the Registrants shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and which, in the judgment of the Underwriters, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

            9. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the Registrants to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Registrant shall be unable to perform its obligations under this Agreement or any condition to the Underwriters' obligations cannot be fulfilled, the Registrants agree jointly and severally to reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

            10. Any action by the Underwriters hereunder may be taken by the Underwriters jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or telecopied. Notices to the Underwriters shall be given to the Underwriters, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (facsimile number (212) 648-5705); Attention:
Syndicate Department. Notices to any Registrant shall be given to the Company at 126 North Washington Street, Albany, Georgia 31701 (facsimile number (912) 888-9374); Attention: Vice President and Chief Financial Officer with a copy to Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036-8299, Attention: Henry O. Smith III, Esq.

            11. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Registrants and any controlling person referred to herein and their respective successors, heirs and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Registrants and their respective successors, heirs and legal representatives and the controlling persons and officers and directors referred to in Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

            12. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

            13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

            If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                                          Very truly yours,

                                          GRAY COMMUNICATIONS SYSTEMS, INC.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                          THE ALBANY HERALD PUBLISHING COMPANY,
                                            INC.
                                          THE SOUTHWEST GEORGIA SHOPPER, INC.
                                          WALB-TV, INC.
                                          WJHG-TV, INC.
                                          GRAY KENTUCKY TELEVISION, INC.
                                          WRDW-TV, INC.
                                          THE ROCKDALE CITIZEN PUBLISHING
                                            COMPANY
                                          GRAY REAL ESTATE & DEVELOPMENT
                                            COMPANY
                                          GRAY TRANSPORTATION COMPANY, INC.
                                          WALB LICENSEE CORP.
                                          WJHG LICENSEE CORP.
                                          WKYT LICENSEE CORP.
                                          WRDW LICENSEE CORP.
                                          WYMT LICENSEE CORP.
                                          WKXT LICENSEE CORP.
                                          WCTV OPERATING CORP.
                                          WKXT-TV, INC.
                                          WCTV LICENSEE CORP.
                                          PORTA-PHONE PAGING, INC.
                                          PORTA-PHONE PAGING LICENSEE CORP.
                                          GRAY TELEVISION MANAGEMENT, INC.
                                          KTVE, INC.


                                          For each of the above:


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

Accepted:          , 1996

J.P. MORGAN SECURITIES INC.
ALLEN & COMPANY INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.


By:  J.P. MORGAN SECURITIES INC.


By:
   ----------------------------------
   Name:
   Title:

                                                                     SCHEDULE I



                                               Principal Amount
                                               of Securities
Underwriter                                    to be Purchased
- -----------                                    ----------------

J.P. Morgan Securities Inc. ................   $
Allen & Company Incorporated ...............
The Robinson-Humphrey Company, Inc. ........
                                               ----------------
              Total .............              $150,000,000
                                               ----------------

                                                                     SCHEDULE II


Subsidiaries of the Company


                                                Jurisdiction of
  Name                                          Incorporation
  ----                                          ---------------

11.   The Albany Herald Publishing              Georgia
        Company, Inc.

2.    The Rockdale Citizen                         Georgia
        Publishing Company

3.    WALB-TV, Inc.                                Georgia

4.    WJHG-TV, Inc.                                Georgia

5.    Gray Real Estate &                           Georgia
        Development Company

6.    WKXT Licensee Corp.                          Delaware

7.    WCTV Operating Corp.                         Georgia

8.    WKXT-TV, Inc.                                Georgia

9.    Gray Television                              Delaware
        Management, Inc.

10.   Gray Kentucky                                Georgia
        Television, Inc.

11.   The Southwest Georgia                        Georgia
        Shopper, Inc.

12.   WRDW-TV, Inc.                                Georgia

13.   Gray Transportation                          Georgia
        Company, Inc.

14.   WALB Licensee Corp.                          Delaware

15.   WJHG Licensee Corp.                          Delaware

16.   WKYT Licensee Corp.                          Delaware

17.   WRDW Licensee Corp.                          Delaware

                                                Jurisdiction of
  Name                                          Incorporation
  ----                                          ---------------

18.   WYMT Licensee Corp.                          Delaware

19.   Porta-Phone Paging                           Delaware
        Licensee Corp.

20.   Porta-Phone Paging, Inc.                     Georgia

21.   WCTV Licensee Corp.                          Delaware

22.   KTVE, Inc.                                   Arkansas